Exhibit 99.1

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300

The Middleby Corporation To Acquire Taylor Company

ELGIN, Ill. (May 18, 2018) - The Middleby Corporation (NASDAQ: MIDD) today announced that it has entered into a definitive agreement to  acquire  the Taylor Company from UTC Climate, Controls & Security, a unit of United Technologies for $1.0 billion.  Taylor is a world leader in beverage solutions, soft serve and ice cream dispensing equipment, frozen drink machines, and automated double-sided grills.  Middleby will finance the all-cash acquisition under its existing revolving credit facility.  In 2017, Taylor had revenues of approximately $315 million and $65 million of adjusted earnings before interest, taxes and depreciation (“EBITDA”).  The transaction has been structured to provide Middleby with a tax step-up with a net present value of approximately $150 million. The transaction completion is subject to customary closing conditions, including regulatory approvals, with an expected closing early in the third quarter of 2018.

Financial Highlights:

•                  Transaction includes expected cash tax benefits of approximately $16 million annually, with a net present value of approximately $150 million, associated with a section 338(h)(10) election that creates a depreciable/ amortizable “stepped-up” tax basis (to fair market value) in certain Taylor U.S. assets

•                  Targeted synergies in excess of $15 million

•                  Expected to be EPS accretive within the first year of acquisition

•                  Middleby Debt to EBITDA leverage ratio post transaction less than 3.0 times by end of 2018

•                  Expected interest cost of LIBOR + 1.625% at transaction close

•                  Estimated non-cash depreciation and amortization of $25 to $30 million per annum

Selim A. Bassoul, Chairman and CEO, stated, “The acquisition of Taylor is highly strategic for Middleby and bolsters Middleby’s overall position as an industry leader in commercial foodservice.  Taylor is a unique and premium brand in the commercial foodservice industry with leading positions in beverage, frozen dessert and grilling that are highly complementary to our existing offerings.  Taylor products are well represented across the top restaurant chains and have significant presence across all foodservice segments including quick serve, casual dining, retail, convenience stores, and institutional foodservice establishments. The acquisition further deepens our presence in these categories and with existing customers for new offerings in the kitchen.”

“Taylor provides a leading platform to continue to build our portfolio of beverage solutions, complementing our existing brands and technologies in this product category.  We believe Taylor is well positioned for growth as customers continue to invest in and expand their beverage offerings.  Additionally, there are significant technology synergies amongst Taylor and our existing related businesses, which should further add to the growth opportunities in this category.”

Mr. Bassoul continued, “The Taylor automated double-sided grill expands our cooking lineup with an advanced technology that provides customers with a specialized solution addressing labor savings, food safety and superior cooking performance.  This acquisition enhances Middleby’s existing capabilities in automated cooking solutions and adds a critical technology as we further develop our portfolio of automated cooking solutions.”

Mr. Bassoul concluded, “We are very excited to have the Taylor management team and employees join the Middleby group of companies. The Taylor leadership team has deep industry experience and is highly respected by customers.   This team has guided the company to strong levels of profitability and consistent financial performance over many years.  We look forward to having them continue to lead the Taylor business, which will continue to operate from its existing facilities in Rockton, Illinois.”

For more information on Taylor Company please visit www.taylor-company.com.

Conference Call

A conference call with management will be held at 8:30 a.m. central time on Saturday, May 19 and can be accessed by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 1948928#. The conference call and slides are also accessible through the Investor Relations section of the company website at www.middleby.com. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855)859-2056 or (404) 537-3406 and entering conference code 1948928#.

Statements made in this press release or otherwise attributable to the company regarding the company’s business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the ability of the parties to successfully consummate the proposed transaction, including receipt of required regulatory approvals and satisfaction of other conditions to closing; the risk that the Middleby and Taylor businesses will not be integrated successfully; the risk that Middleby and Taylor will not realize synergies or other benefits relating to the transaction in the amounts anticipated or within the expected timeframe; the risk that disruption from the transaction could adversely affect relationships with customers, employees, distributors or suppliers; the level of end market activity in Middleby’s and Taylor’s commercial and residential markets; unpredictable difficulties or delays in the development of new product technology; results of pending and future litigation; access to capital; actions of domestic and foreign governments; variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing and related market conditions; the timely development and market acceptance of the company’s products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company’s SEC filings.

ABOUT THE MIDDLEBY CORPORATION

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company’s leading equipment brands serving the commercial foodservice industry include Anets®, Bear Varimixer®, Beech®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, CTX®, Desmon®, Doyon®, Eswood®, frifri®, Follett®, Firex®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch’n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco Frialator®, QualServ®, Southbend®, Star®, Sveba Dahlen®,  Toastmaster®, TurboChef®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA®, AGA Cookshop®, Brigade®, Fired Earth®, Grange®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com

Contact:                Darcy Bretz, Investor and Public Relations, (847) 429-7756